UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 11, 2021
_______________________________________________________________________________

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2021, the Board of Directors (the “Board”), of National Research Corporation (the “Company”), increased the size of the Board to six directors, and upon recommendation of the Board’s Nominating Committee, appointed Stephen Lockhart and Penny Wheeler to serve as directors and fill the vacancies on the Board, effective immediately. Dr. Lockhart will serve as a Class I director with a term expiring at the Company’s 2022 annual meeting of shareholders and thereafter until his successor has been duly elected and qualified or until his earlier, death, resignation, or removal. Dr. Wheeler will serve as a Class II director with a term expiring at the Company’s 2023 annual meeting of shareholders and thereafter until her successor has been duly elected and qualified or until her earlier death, resignation, or removal. At this time, the Board has not appointed Dr. Lockhart or Dr. Wheeler to serve on any committees of the Board, although the Board may appoint Dr. Lockhart or Dr. Wheeler to serve on one or more committees in the future.

There are no arrangements or understandings between either of Dr. Lockhart or Dr. Wheeler and any other person pursuant to which such director was appointed to serve on the Board.

Dr. Lockhart does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Dr. Wheeler currently serves as chief executive officer of Allina Health, a not-for-profit healthcare system. In connection with its routine business operations, Allina Health purchases certain products and services from the Company in arms-length transactions. In 2020, the total amount of such purchases was approximately $1.5 million.

Both Dr. Lockhart and Dr. Wheeler will receive compensation, including cash compensation and equity awards, for his or her services as a director in accordance with the Company’s standard compensation policies for non-employee directors described in the Company’s definitive proxy statement for the 2020 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 7, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: May 17, 2021	By:	/s/ Kevin R. Karas
Kevin R. Karas
Senior Vice President Finance, Chief Financial Officer, Treasurer and Secretary